QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated February 8, 2018 relating to the consolidated financial statements of TELUS Corporation and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2017.

/s/ Deloitte LLP Chartered Professional Accountants Vancouver, Canada May 11, 2018

QuickLinks

  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm